UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2005 (December 8, 2005)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (IRS Employer Identification No.)

777 East Wisconsin Avenue, Suite 1400
Milwaukee, Wisconsin 53202
(Address of Principal Executive Offices) (Zip Code)

(414) 212-5299
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        __ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        __ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        __ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

                 On December 8, 2005, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Rockwell Automation, Inc. (the “Company”) adopted financial and operating performance measures and goals to assist in determining amounts of cash incentive compensation that may be payable under the Company’s Incentive Compensation Plan (the “ICP”) and the Company’s Annual Incentive Compensation Plan for Senior Executive Officers (the “Senior ICP”) for fiscal year 2006. To assist in determining amounts that may be payable under the ICP and under the Senior ICP for fiscal year 2006, there is established for each participant an incentive compensation target equal to a percentage of the participant’s base salary. Actual incentive compensation payments under the ICP and under the Senior ICP may be higher or lower than the incentive compensation target based upon application of a formula that includes certain financial, operating and individual performance factors as described below.

                 Each participant’s actual incentive compensation payment under the ICP and under the Senior ICP for fiscal year 2006 will be determined by:

(1)	First, adjusting (up or down) the participant’s incentive compensation target by a financial performance factor, up to a maximum financial performance factor of 200%. The financial performance factor is determined by comparing to the fiscal year 2006 performance goals approved by the Committee the Company’s actual performance in fiscal year 2006 with respect to the following Company-wide, operating segment and/or business group financial performance measures: (i) earnings per share, (ii) sales, (iii) return on invested capital, (iv) free cash flow and (v) operating cash flow.

(2)	Second, further adjusting (up or down by up to 20%) the adjusted incentive compensation target by an operating goals performance factor. The operating goals performance factor is determined by assessing the achievement by the participant of certain fiscal year 2006 operating goals applicable to the participant.

(3)	Third, further adjusting (up or down) the adjusted incentive compensation target by an individual performance factor determined by the Chief Executive Officer (or by the Committee, in the case of the individual performance factors of corporate officers).

                 The Company’s earnings per share must exceed a minimum threshold for any payments to be made under the ICP for fiscal year 2006.

                 Incentive compensation payments under the Senior ICP may not exceed 1% of the Company’s applicable net earnings (as defined in the Senior ICP).

(Page 2 of 3 Pages)

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: December 13, 2005 (Page 3 of 3 Pages)